Exhibit 10.1

Amendment No. 3 to Transition Services Agreement

Reference is made to that certain Transition Services Agreement, dated as of March 22, 2012 (as amended, modified or supplemented prior to the date hereof, the “TSA”), entered into by and between WMI Liquidating Trust (the “Trust”) and WMIH Corp. (formerly known as WMI Holdings Corp. “WMIH”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the TSA.

The Trust and WMIH hereby agree to amend and supplement the TSA as follows: Section 1.  Office Space Arrangements.

Each of the Trust and WMIH acknowledge that effective as of June 30, 2015, the Trust ceased providing WMIH with office space and that from and after July 1, 2015, WMIH has independently arranged for its own office space.  On the basis of the foregoing, the Trust and WMIH agree that the TSA shall be amended by deleting therefrom any obligation on the part of the Trust to provide WMIH with office space and that such amendment will be given effect as if entered into by the parties effective July 1, 2015. The Trust acknowledges and confirms that from and after July 1, 2015, it has not been seeking reimbursement from WMIH for any office space charges and that WMIH is not liable to the Trust for any reimbursements relating to office space charges from such date. The Trust further acknowledges and confirms that WMIH has fulfilled all of its payment obligations under the office sharing arrangements set forth in the TSA, as amended by Amendment No. 1 and Amendment No. 2 to the TSA.

Section 2.  Hourly Rates and Other Adjustments.

The parties agree that each of Schedule D and Schedule E to the TSA shall be amended and restated in their entirety with the new forms of Schedule D and Schedule E, respectively, attached hereto. The services, new rates and other charges reflected on such new Schedule D and Schedule E, as the case may be, shall be given effect as if entered into as of January 1, 2015.

The parties agree that Schedule A to the TSA shall be amended by adding thereto the “Description of Administrative Support Services” set forth on Schedule 1 attached hereto.

Section 3.  Schedule F to the TSA is hereby deleted in its entirety

Section 4. Miscellaneous.

Except as expressly amended and supplemented hereby (and as previously amended by Amendment No. 1 and Amendment No. 2 to the TSA), the parties agree that all terms and conditions of the TSA shall remain unchanged and are hereby ratified, confirmed and remain in full force and effect.  This Amendment No. 3 (the “Amendment”) shall be governed by the law of the State of Washington. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective delivery of a manually executed counterpart to this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by its officers thereunto duly authorized as of this 18th day of November, 2016.

Schedule D – Monthly Employee Rates – WMI Liquidating Trust

Employee	Maximum Hours Allocation	2012-2014 Applicable Hourly Rate	2015 Rate	2016 Rate	2017 Rate
Chad Smith	40	387.64	427.71	442.68	458.17
Doreen Logan	40	224.42	247.62	256.28	265.25
Curt Brouwer	10	207.69	475.00	475.00	475.00
Dennis Suzuki	20	55.26	60.97	63.11	70.59
Yana Soriano	40	59.72	65.89	68.20	70.59
Helen Grayson	40	N/A	51.35	53.15	55.01
Employee Overhead Charge per hour		17.04	18.80	19.46	20.14

Schedule E – Monthly Overhead Expenses

			Original Allocation	Allocation under Nov 2014 Revision	July 1, 2015 Revision
Overhead	Vendor	Allocation
Cell Phones	AT&T Mobility	22.2%	$298.09	$150.00	$150.00	No change
Phones	Integra Telecom	12.5%	$165.96	$500.00	-	Charged directly by Regus so not needed in overhead charge
Network System and Support	Z7 Networks	12.5%	$2,500.00	$3,984.23	$3,984.00	25% of Z7 bill, 50% of data backup/recovery charge (with updates to services at 800 Fifth Avenue)
Copier/Printer Lease	AGI Lease	25%	$355.77	$662.72	$388.00	½ of AGI lease cost and support for copier allocated to WMIH Corp
Copier/Printer Service	Pacific Office Automation	40%	$135.62	$150.00	-	Included above
Supplies	Office Depot / Puget Sound	12.5%	$43.47	$75.00	$75.00	Paper and other office supplies
			$8,468.19	$5,521.95	$4,597.00
	Total monthly change from prior agreement:				$(924.95)

Schedule 1

Description of Administrative Support Services

Among other services as may be requested under the TSA from time to time and in accordance with the terms thereof, personnel from the Trust may provide WMIH with the following administrative services:

-	Compile documents and coordinate signature requests
-	Coordinate office facility requests (e.g., repair services, building announcements)
-	Order supplies, as needed
-	Process expense reports, when submitted
-	Book travel itineraries, if needed
-	File paper work as directed
-	Handle incoming and outgoing mail and FedEx
-	Assist with setting up and sending out meeting invites